                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                           8.197% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                       OF
                           W.R. BERKLEY CAPITAL TRUST
        FULLY AND UNCONDITIONALLY GUARANTEED BY W.R. BERKLEY CORPORATION



This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) the procedures for delivery by book-entry transfer cannot be completed on a timely basis, (ii) certificates for the Trust's (as defined below) 8.197% Capital Securities (the "Old Capital Securities") are not immediately available or (iii) Old Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus). This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Capital Securities" in the Prospectus. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.


                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              THE BANK OF NEW YORK
       BY REGISTERED OR CERTIFIED MAIL OR BY HAND OR OVERNIGHT DELIVERY:
                              The Bank of New York
                        101 Barclay Street, Floor 7 East
                            New York, New York 10286
                            Attention: Enrique Lopez
                             Reorganization Section
                              CONFIRM BY TELEPHONE
                                 (212) 815-4997
                            FACSIMILE TRANSMISSIONS:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 571-3080

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:


    The undersigned hereby tenders to W.R. Berkley Capital Trust, a trust formed under the laws of Delaware (the "Trust"), upon the terms and subject to the
conditions set forth in the Prospectus dated March   , 1997 (as the same may be
amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Capital Securities."


Aggregate Principal Amount                     Name(s) of Registered Holder(s):
 Tendered: *
Certificate No(s). (if available):             Address(es):
If Old Capital Securities will be tendered by
book-entry transfer, provide the following     Area Code and Telephone Number(s):
information:
DTC Account Number:                            Signature(s):
Date:

------------------------
* Must be in denominations of a Liquidation Amount of $1,000 and any integral multiple thereof, and not less than $100,000 aggregate Liquidation Amount.

--------------------------------------------------------------------------------

    All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
--------------------------------------------------------------------------------

                                PLEASE SIGN HERE

x
x
                    Signature(s) of Owner(s)
                     or Authorized Signatory                               Date

Area Code and Telephone Number: ________________________________________________


    Must be signed by the holder(s) of the Old Capital Securities as their name(s) appear(s) on certificates for Old Capital Securities or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.


                      Please print name(s) and address(es)
Name(s):    ____________________________________________________________________

                                          ______________________________________

                                          ______________________________________

                                          ______________________________________

Capacity:    ___________________________________________________________________

Address(es): ___________________________________________________________________

                                         _______________________________________

                                         _______________________________________

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


    The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents, or an Agent's Message, in the case of a participant in the book-entry transfer facility sytem, within three business days after the date of execution of this Notice of Guaranteed Delivery.


    The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                Name of Firm                              (Authorized Signature)

                   Address                                         Title

                  Zip Code                             (Name--Please type or print)

Area Code and
Telephone Number:                                                  Date:

NOTE: DO NOT SEND OLD CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                                       3